UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2006 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

Stock Awards under the 2006 Stock Incentive Plan

On September 1, 2006, the Compensation Committee of the Board of Directors approved the grant of stock options and restricted stock units to certain executive officers of the Company pursuant to the 2006 Stock Incentive Plan. The following individuals received awards:

Name	Stock Options	Restricted Stock Units

Truman Hunt	25,000
President and CEO

Ritch Wood	22,500
Chief Financial Officer

Dan Chard	17,500
Executive V.P., Distributor Success

Joe Chang	17,500
Chief Scientific Officer,
Executive V.P., Product Development

Robert Conlee	12,250	1,500
President, placeNorth Asia

Corey Lindley	17,500
Executive Vice President

Scott Schwerdt	12,250	1,500
President, Americas and Europe

Brett Nelson	5,000	1,500
Regional Vice President,
South Asia/Pacific

Larry Macfarlane	5,000	1,500
President, Big Planet

Mark Adams	5,000	1,500
Chief Information Officer

Matthew Dorny	5,000	1,500
Chief Legal Officer

Jack Peterson	3,500	1,000
Vice President, Corporate Strategy
and Development

Claire Averett	3,500	1,000
Vice President, Human Resources

Each of the stock options issued to the executive officers described above vest and become fully exercisable in four equal annual installments beginning on September 1, 2006, the date of grant. Each of the restricted stock units issued to the executive officers described above vest and become issuable in four equal annual installments beginning on August 10, 2006. The earlier vesting date for the restricted stock units was implemented so that yearly vesting will occur during an open trading window in order to allow the recipients to be able to sell a sufficient number of shares as they vest to cover withholding taxes. All of the stock options described above expire on September 1, 2013; however in the event of the employee’s termination of service except for death or disability, all vested and unexercised options expire upon the earlier to occur of 90 days from the date of termination or September 1, 2013. In addition, if any such employee is terminated other than for cause within two years after a change of control of the Company, all unvested options and restricted stock units become immediately vested.

Item 1.02	Termination of a Material Definitive Agreement

On September 5, 2006, the Company executed a Letter of Agreement with Orrin T. Colby, III and Cygnus Resources Inc. (the “Letter of Agreement”) regarding the Stock Acquisition Agreement executed between the same parties on August 1, 2003 (the “Stock Acquisition Agreement”). Under the terms of the Stock Acquisition Agreement, Mr. Colby purchased all of the stock of Cygnus Resources, Inc., which was a wholly-owned subsidiary of the Company engaged in the business of a Professional Employer Organization. Mr. Colby had been employed by the Company in a management position with respect to the Cygnus business. The purchase price for the stock was to consist of contingent annual payments over a six year period based on Cygnus earnings calculated in accordance with the terms of the Stock Acquisition Agreement, not to exceed a total of $880,000. Because the Company believes that it is not likely that the financial results of Cygnus will result in any significant payments going forward, it has agreed to a payment by Mr. Colby of a lump sum of $12,000 in full satisfaction of the purchase price for the Cygnus Stock and termination of any contingent payment obligations going forward. Certain provisions of the Stock Acquisition Agreement, including indemnification survive the termination of the payment obligation.

The foregoing does not constitute a complete summary of the terms of the Letter of Agreement, and reference is made to the complete text, which is attached hereto as Exhibit 10.1.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 31, 2006, Jose Ferreira, Jr., a member of the Company’s Board of Directors, resigned from his position on the Board, effective immediately in order to devote more time to his private business ventures.

Item 9.01	Financial Statements and Exhibits.

(c)     Exhibit.

10.1	Letter of Agreement dated September 5, 2006 between Orrin T. Colby, III, Cygnus Resources, Inc. and Nu Skin Enterprises, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ D. Matthew Dorny D. Matthew Dorny Chief Legal Officer

Date:     September 7, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Letter of Agreement dated September 5, 2006 between Orrin T. Colby, III, Cygnus Resources, Inc.and Nu Skin Enterprises, Inc.